UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2026

ACCEL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38136	98-1350261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Tower Drive
Burr Ridge,	Illinois	60527
(Address of principal executive offices)	(Zip Code)

(630) 972-2235
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A-1 common stock, par value $0.0001 per share	ACEL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On July 14, 2026, Derek Harmer notified Accel Entertainment, Inc. (the “Company”) that he will be resigning from his position as Chief Compliance Officer of the Company, effective as of March 31, 2027, to pursue other career opportunities. Mr. Harmer’s resignation is not the result of any dispute or disagreement with the Company, the Company’s management or the Board of Directors of the Company (the “Board”) on any matter relating to the Company’s operations, policies or practices.
On July 14, 2026, the Company entered into a Transition Agreement with Mr. Harmer (the “Transition Agreement”), which amends the Executive Employment Agreement by and between the Company and Mr. Harmer dated July 16, 2020, as amended as of July 15, 2023. The Transition Agreement provides for certain post-separation arrangements in connection with Mr. Harmer’s departure as Chief Compliance Officer and subsequent service on the Company’s Compliance Committee. Pursuant to the terms of the Transition Agreement, Mr. Harmer’s employment with the Company will end on March 31, 2027 (the “Transition Date”), at which time he will have no further employment relationship with the Company and will no longer serve as an officer of the Company. Effective on the day immediately following the Transition Date, subject to specified conditions, the Company will appoint Mr. Harmer to serve as a member of the Company’s Compliance Committee (the “Compliance Committee”). While Mr. Harmer serves on the Compliance Committee, Mr. Harmer will be an independent contractor to the Company and will be entitled to compensation under the related Compliance Committee Appointment Agreement, which is attached as Exhibit A to the Transition Agreement. The Compliance Committee Appointment Agreement provides for an initial one-year term and compensation of $10,000 for each calendar quarter, billed in arrears.
Under the Transition Agreement, Mr. Harmer is entitled to a 2026 grant of 42,085 restricted stock units (“RSUs”), which were granted on June 5, 2026 with a vesting commencement date of February 25, 2026, and which vest over a two-year service-based vesting period in two equal installments on the first and second anniversaries of February 25, 2026. For purposes of vesting of Mr. Harmer’s time-based RSUs, including the 2026 RSUs, Mr. Harmer’s service as a member of the Compliance Committee will be deemed to constitute continuous service to the Company or its affiliates for purposes of continued vesting of his time-based RSUs, subject to his timely execution and non-revocation of a general release following the Transition Date. Mr. Harmer’s performance-based RSUs will vest in accordance with the applicable award agreements as if a covered termination occurred on the Transition Date, and his outstanding stock options will be treated as if his employment or other service terminated on the Transition Date, with unvested options forfeited and vested options expiring if not exercised within 90 days following the Transition Date, unless otherwise provided in the applicable option award agreement. Mr. Harmer will remain eligible to receive an annual bonus for 2026, with his individual performance target percentage deemed to be no less than 75% of target and his financial performance target percentage determined based on the Company’s achievement of applicable financial targets. If the Company removes Mr. Harmer from the Compliance Committee other than for Cause (as defined in the Transition Agreement) prior to the full vesting of his time-based RSUs, those unvested time-based RSUs will vest in full as of the date of such removal.
The foregoing description of the Transition Agreement, including the Compliance Committee Appointment Agreement attached thereto, is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 attached hereto, and the terms of which are incorporated by reference herein.

(c)
On July 14, 2026, the Company announced that Stan Guidroz, age 59, was appointed by the Board as the Company’s Chief Operating Officer, effective July 14, 2026.
Mr. Guidroz has served as the Founder and Chief Executive Officer of Toucan Gaming, LLC (“Toucan Gaming”) since 2022, which the Company acquired as its Louisiana gaming operations subsidiary in November 2024. Mr. Guidroz previously served as the Vice President of Southern Operations of Jacobs Entertainment, Inc., the owner and operator of gaming and entertainment facilities, from 2002 to 2022. Mr. Guidroz received his bachelor’s degree in business administration and management and his Master of Business Administration from the University of Louisiana at Lafayette.
There is no arrangement or understanding between Mr. Guidroz and any other persons pursuant to which Mr. Guidroz was selected as the Company’s Chief Operating Officer. There are no family relationships between Mr. Guidroz and any director or other executive officer of the Company. Except as described below, Mr. Guidroz has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Guidroz has certain continuing economic interests in Toucan Gaming. The Company owns 85% of the outstanding membership interests of Toucan Gaming, LLC, and Toucan Management, LLC (“Toucan Management”) owns 15% of the outstanding membership interests of Toucan Gaming, LLC.
Mr. Guidroz owns Toucan Management, which was a party to the Asset Purchase Agreement, dated April 11, 2023, as amended by the First Amendment to Asset Purchase Agreement, dated November 1, 2024 (collectively, the “Purchase Agreement”), by and among the Company, Accel Entertainment, LLC, a wholly owned subsidiary of the Company (“Accel Entertainment”), Toucan Gaming and Toucan Management, pursuant to which the Company acquired substantially all of the assets of Toucan Device Owner, LLC, formerly known as Toucan Gaming, LLC (the “Toucan Acquisition”). Pursuant to the Purchase Agreement, Accel Entertainment is required to make annual installment payments to Toucan Gaming of $500,000 on each of the first ten anniversaries of the closing of the Toucan Acquisition. Nine annual installment payments remain outstanding as of the date of this Current Report on Form 8-K. The installment payments are not affected by Mr. Guidroz’s employment with the Company and continue to be governed by the Purchase Agreement. The Purchase Agreement also provides that remaining unpaid installment payments may accelerate upon specified events, including certain sale transactions involving the Company or Toucan Gaming.
In addition, the Toucan Gaming Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2024 (the “Toucan LLCA”), provides for certain put and call rights with respect to the 15% membership interest held by Toucan Management. The Company has a call right to purchase all such membership interests after the tenth anniversary of November 1, 2024, or earlier upon specified events, including termination of Mr. Guidroz’s employment for cause or a sale of the Company. Toucan Management and related parties have a put right to require the Company to repurchase all, but not less than all, of their membership interests after the seventh anniversary of November 1, 2024, following termination of Mr. Guidroz’s employment without cause or following certain other events described in the Toucan LLCA. The applicable purchase price for the put or call is based on the amount the Toucan Management members would receive if Total Equity Value (as defined in the Toucan LLCA) were distributed to such members.
The foregoing descriptions of the Purchase Agreement and the Toucan LLCA are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibit 10.2 and 10.3, respectively, attached hereto, and the terms of which are incorporated by reference herein.
In addition, on July 14, 2026, the Company entered into an amended and restated employment agreement with Mr. Guidroz, effective as of July 14 2026 (the “A&R Guidroz Employment Agreement”). Pursuant to the terms of the A&R Guidroz Employment Agreement, Mr. Guidroz’s base salary will be at an initial annual rate of $500,000. Mr. Guidroz will be eligible to receive an annual performance bonus with a target amount equal to 65% of his annual base salary, with his annual bonus for 2026 prorated to reflect the increase in his target bonus amount to 65% from 50% under his prior employment agreement. Mr. Guidroz will also be eligible to receive a one-time promotion grant consisting of 20,000 RSUs, which will vest ratably over three years from the grant date or such other date approved by the Board or the Compensation Committee. Commencing in calendar year 2027, Mr. Guidroz will be eligible to receive annual equity-based incentive compensation awards with a target grant date value equal to 115% of his annual base salary. Upon a covered termination of employment, which includes the Company’s termination of Mr. Guidroz’s employment without cause, Mr. Guidroz’s resignation for good reason or the Company’s non-renewal of the A&R Guidroz Employment Agreement without cause at the end of the applicable term, Mr. Guidroz is entitled to severance equal to his annual base salary as of the termination date, any annual bonus for the prior completed fiscal year to the extent earned but unpaid and his target annual bonus for the calendar year in which the termination occurs, payable in installments over a 12-month period, and up to 12 months of continued COBRA coverage, subject to his execution and non-revocation of a release of claims. If such covered termination occurs within one year following a change in control, he is also entitled to a pro rata bonus for the year of termination and accelerated vesting of outstanding equity awards. Under the A&R Guidroz Employment Agreement, Mr. Guidroz is subject to non-competition and non-solicitation restrictions during his employment and for a period of two years thereafter.
The foregoing description of the A&R Guidroz Employment Agreement is qualified in its entirety by reference to the full text of the A&R Guidroz Employment Agreement, a copy of which is filed as Exhibit 10.4 attached hereto, and the terms of which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.
On July 14, 2026, the Company issued a press release relating to the management changes discussed in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Transition Agreement, dated July 14, 2026, by and between Accel Entertainment, Inc., and Derek Harmer
10.2	Asset Purchase Agreement, dated April 11, 2023, by and among, Accel Entertainment, LLC, Accel Entertainment, Inc., Toucan Gaming, LLC, Toucan Management, LLC and Stan Guidroz
10.3	First Amendment to Asset Purchase Agreement, dated November 1, 2024, by and among, Accel Entertainment, LLC, Accel Entertainment, Inc., Toucan Gaming, LLC, Toucan Management, LLC and Stan Guidroz
10.4	Toucan Gaming, LLC Amended and Restated Limited Liability Company Agreement, dated November 1, 2024
10.5	Amended and Restated Employment Agreement, dated July 14 2026, by and between Accel Entertainment, Inc., and Stan Guidroz
99.1	Press Release by Accel Entertainment, Inc., dated July 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL ENTERTAINMENT, INC.

Date: July 14, 2026	By:	/s/ Scott Levin
Scott Levin
Chief Legal Officer & Corporate Secretary

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